    As filed with the Securities and Exchange Commission on November 15, 1995

                                                    Registration No. 33-________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                            --------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                            --------------------

                             NASH-FINCH COMPANY
            (Exact name of registrant as specified in its charter)

           DELAWARE                                 41-0431960
   (State of incorporation)                      (I.R.S. Employer
                                               Identification No.)

                            --------------------

                          7600 FRANCE AVENUE SOUTH
                                 P.O. BOX 355
                     MINNEAPOLIS, MINNESOTA  55440-0355
                                (612) 832-0534
            (Address, including zip code, and telephone number,
              including area code, of registrant's principal
                              executive offices)

                            --------------------

                       1995 DIRECTOR STOCK OPTION PLAN

                           (Full title of the plan)

                            --------------------

                              NORMAN R. SOLAND
                          7600 FRANCE AVENUE SOUTH
                                P.O. BOX 355
                      MINNEAPOLIS, MINNESOTA  55440-0355
                              (612) 832-0534
        (Name and address, including zip code, and telephone number, including area code, of agent for service)

                            --------------------

      Approximate date of commencement of proposed sale to the public:
         Immediately upon the filing of this Registration Statement

                            --------------------

                       CALCULATION OF REGISTRATION FEE

                                           PROPOSED         PROPOSED
TITLE OF                                   MAXIMUM          MAXIMUM              AMOUNT OF
SECURITIES TO BE          AMOUNT TO BE     OFFERING PRICE   AGGREGATE            REGISTRATION
REGISTERED                REGISTERED (1)   PER SHARE (2)    OFFERING PRICE (2)   FEE
---------------------------------------------------------------------------------------------
Common Stock, $1.66 2/3
par  value.  .  . . .     40,000 shares       $17.92            $716,800             $145

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the plan, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options to be granted under the plan, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on November 9, 1995 on the national over-the-counter market, as reported by the NASDAQ National Market System.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PART II

                            INFORMATION REQUIRED
                        IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed with the Securities and Exchange
Commission (the "Commission") are incorporated by reference in this Registration
Statement: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-785); (2) all other reports filed by the
Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of
1934, as amended (the "Exchange Act"), since December 31, 1994; (3) the description of the Company's Common Stock contained in its Registration Statement on Form 10 (File No. 0-785); and (4) the description of the common stock purchase rights contained in the Company's Registration Statement on Form 8-A (File No. 0-785), including any amendments or supplements.

       All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

       The financial statements of the Company incorporated by reference in this Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for the periods indicated in their reports thereon which reports are incorporated by reference in the Annual
Report on Form 10-K for the year ended December 31, 1994. The financial statements audited by KPMG Peat Marwick LLP have been incorporated herein by reference in reliance on their reports given on their authority as experts in accounting and auditing. To the extent that Ernst & Young LLP, independent certified public accountants, audit and report on the financial statements of the Company issued at future dates, and consent to the use of their reports thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

Item 4. DESCRIPTION OF SECURITIES.

       The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses (including attorney's fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnification of expenses (including attorney's fees) is authorized in stockholder derivative suits where such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and so long as he had not been found liable to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deemed proper. Section 145 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

       Article XV of the Company's Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that personal liability shall not be eliminated or limited to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, dealing with the unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction in which the director received an improper personal benefit. In addition, the personal liability of directors is further limited to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time.

       Article V of the Company's Restated Bylaws, as amended (the "Bylaws"), provides that directors, officers and employees, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company against reasonable expenses incurred in connection with or resulting from any claim, action, suit or proceeding, civil or criminal, in which such person may be involved by reason of any action taken or not taken in such person's capacity as a director, officer or employee of the Company, provided that such person acted in good faith in what was reasonably believed to be in the best interests of the Company, and, with respect to criminal proceedings, reasonably believed that such conduct was lawful. Article V of the Bylaws further provides that directors, officers and employees will be indemnified to the fullest extent permitted by Delaware law.

       The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company. The Company has also entered into indemnification agreements with each of its directors providing such directors with indemnification to the fullest extent permitted by the General Corporation Law of Delaware.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

       No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. EXHIBITS.

4.1    Restated Certificate of Incorporation (incorporated by reference to
       Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1985 (File No. 0-785)).

4.2 Amendment to Restated Certificate of Incorporation, effective May 29, 1986 (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 4, 1986 (File No. 0-785)).

4.3 Amendment to Restated Certificate of Incorporation, effective May 15, 1987 (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3 (File No. 33-14871)).

4.4 Amended Bylaws of the Company (incorporated by reference to Exhibit 3(ii).1 to the Company's Quarterly Report on Form 10-Q for the period ended June 17, 1995 (File No. 0-785)).

4.5 Specimen Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1989 File No. 0-785)).

5.1    Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith).

23.1   Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2   Consent of KPMG Peat Marwick LLP (filed herewith).

24.1   Power of Attorney (included on page 6 of this Registration Statement).

99.1   1995 Director Stock Option Plan (incorporated by reference to Exhibit
       10.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 17, 1995 (File No. 0-785)).

Item 9. UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 7, 1995.

                                       NASH FINCH COMPANY


                                       By  /s/ Norman R. Soland
                                           _____________________________________
                                           Norman R. Soland
                                           Vice President, Secretary
                                           and General Counsel


                              POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred N. Flaten and Norman R. Soland and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 7, 1995 in the capacities indicated.


              SIGNATURE                                  TITLE
              ---------                                  -----


/s/ Alfred N. Flaten                    President and Chief Executive Officer
_____________________________________   (Principal Executive Officer)
Alfred N. Flaten                        and Director

/s/ Robert F. Nash                      Vice President and Treasurer
_____________________________________   (Principal Financial Officer)
Robert F. Nash                          and Director

/s/ Lawrence A. Wojtasiak               Controller (Principal
_____________________________________   Accounting Officer)
Lawrence A. Wojtasiak

/s/ Allister P. Graham
_____________________________________   Director
Allister P. Graham



/s/ Richard G. Lareau
_____________________________________   Director
Richard G. Lareau


/s/ Jerome O. Rodysill
_____________________________________   Director
Jerome O. Rodysill


/s/ Russell N. Mammel
_____________________________________   Director
Russell N. Mammel


/s/ Donald R. Miller
_____________________________________   Director
Donald R. Miller


/s/ Carole F. Bitter
_____________________________________   Director
Carole F. Bitter


/s/ Richard A. Fisher
_____________________________________   Director
Richard A. Fisher


_____________________________________   Director
John H. Grunewald


/s/ Don E. Marsh
_____________________________________   Director
Don E. Marsh

                              INDEX TO EXHIBITS

EXHIBIT                                                         PAGE
-------                                                         ----
4.1      Restated Articles of Incorporation of
         the Company (incorporated by reference
         to Exhibit 3.1 to the Company's Annual
         Report on Form 10-K for the fiscal year
         ended December 28, 1985 (File No. 0-785)).

4.2      Amendment to Restated Certificate of
         Incorporation, effective May 29, 1986
         (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 4, 1986 (File No. 0-785)).

4.3      Amendment to Restated Certificate of
         Incorporation, effective May 15, 1987
         (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3 (File No. 33-14871)).

4.4 Amended Bylaws of the Company (incorporated by reference to Exhibit 3(ii).1 to the Company's
         Quarterly Report on Form 10-Q for the period ended June 17, 1995 (File No. 0-785)).

4.5      Specimen Form of the Company's Common Stock
         Certificate (incorporated by reference to
         Exhibit 4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
         December 30, 1989 (File No. 0-785)).

5.1      Opinion and Consent of Oppenheimer
         Wolff & Donnelly ...............................   Filed herewith.

23.1     Consent of Oppenheimer Wolff & Donnelly
         (included in Exhibit 5.1).

23.2     Consent of KPMG Peat Marwick LLP................   Filed herewith.

24.1     Power of Attorney (included on page 6
         of this Registration Statement).

99.1 1995 Director Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's
         Quarterly Report on Form 10-Q for the period ended June 17, 1995 (File No. 0-785)).


                                      E-1